Exhibit 99.1

Confidential Treatment Requested by Global Income Trust, Inc.

CLIFFORD CHANCE DEUTSCHLAND LLP

Execution Version

GIT INTERNATIONAL HOLDING

GERMAN RETAIL INCOME 4 S.À R.L.

GERMAN RETAIL INCOME 2 S.À R.L.

GIT GIESSEN S.À R.L.

GIT WORMS S.À R.L.

SHARE PURCHASE AGREEMENT REGARDING

94.9% OF THE SHARES IN GIT GIESSEN S.À R.L.

AND GIT WORMS S.À R.L.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

SHARE PURCHASE AGREEMENT

between

1.	GIT International Holding, a private limited liability company, with a share capital of EUR 12,400.-, having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register under number B 166.200.

“Seller”,

2.	German Retail Income 4 S.à r.l. a private limited liability company, with a share capital of EUR 25,000.-, having its registered office at 2, Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register under number B 191.057

“Buyer 1”

3.	German Retail Income 2 S.à r.l. a private limited liability company, with a share capital of EUR 25,000.-, having its registered office at 2, Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register under number B 185.657,

“Buyer 2”

4.	GIT Giessen S.à r.l. a private limited liability company, with a share capital of EUR 12,400.-, having its registered office at 15, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register under number B 166.205,

“Company 1”,

5.	GIT Worms S.à r.l. a private limited liability company, with a share capital of EUR 12,400.-, having its registered office at 15, rue Edward Steichen, L-2540, Luxembourg, Grand Duchy of Luxembourg registered with the Luxembourg trade and companies register under number B 170.443,

“Company 2”,

Buyer 1 and Buyer 2 are each also referred to as a “Buyer” and collectively as the “Buyers”.

Company 1 and Company 2 are each also referred to as a “Company” and collectively as the “Companies”.

The Seller, the Buyers and the Companies are each also referred to as the “Party” and collectively as the “Parties”.

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

Table of Contents

1.	Corporate Status, Financing and Real Estate of the Companies and subject matter of purchase	7

2.	Sale of the Sold Shares	10

3.	Closing	11

4.	Purchase Price	14

5.	Preliminary Purchase Price	16

6.	Adjustment of the Purchase Price and Payment Terms	17

7.	Warranties (Garantien)	20

8.	Supplementary Provisions Regarding the Warranties	26

9.	Legal Consequences in case of Incorrect Warranties	27

10.	Taxes	28

11.	Withdrawal from the Agreement	29

12.	Acquisition Retainer, Ongoing Litigation and Defects	30

13.	Merger Control	31

14.	Transfer of the Enterprise and Continuation of the Business Name	31

15.	Confidentiality and Providing Information to Third Parties	34

16.	Notices	34

17.	Restrictions on Transfer	35

18.	Costs and Transfer Taxes	36

19.	Final Provisions and Security	36

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

DEFINITIONS

Acquisition Agreement	Clause 12.1

Acquisition Retainer	Clause 12.1

Adjustment Amount	Clause 6.2

Agreement	Preamble

AktG	Clause 7.10.3

Annual Accounts	Clause 7.3.2

Audited Closing Date Accounts	Clause 6.1(b)

BGB	Clause 6.1(e)

BLB	Clause 1.2.2(a)

Bremerhaven Declaration	Clause 14.5.4

Business Day	Clause 3.3

Buyer 1	Deed Caption

Buyer 2	Deed Caption

Buyer	Deed Caption

Buyers	Deed Caption

Cash	Clause 4.3

Closing	Clause 3.3

Closing Conditions	Clause 3.1

Closing Date	Clause 3.3

Closing Date Accounts	Clause 6.1(a)

Company/Companies	Deed Caption

Company 1	Deed Caption

Company 1 Articles of Association	Clause 7.1.1

Company 1 Loan Agreement UniCredit	Clause 1.1.2(a)

Company 1 Loan Agreements	Clause 1.1.2(c)

Company 1 Promissory Note	Clause 1.1.2(c)

Company 1 Repayment Amount	Clause 1.1.2(d)

Company 1 Shares	Clause 1.1.1(b)

Company 2	Deed Caption

Company 2 Articles of Association	Clause 7.1.2

Company 2 Loan Agreement BLB	Clause 1.2.2(a)

Company 2 Loan Agreements	Clause 1.2.2(c)

Company 2 Promissory Note	Clause 1.2.2(c)

Company 2 Repayment Amount	Clause 1.2.2(d)

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

Company 2 Shares	Clause 1.2.1(b)

Company’s Auditor	Clause 6.1(b)

Date of Condition Fulfilment	Clause 3.1

Defects Bremerhaven	Clause 14.5

Environmental Damage	Clause 7.7.2

Expert	Clause 6.1(e)

Final Closing Date Accounts	Clause 6.1(e)

Final Special Statements	Clause 6.1(e)

Global Income	Clause 1.1.2(c)

Global Income Giessen Notice	Clause 1.1.2(d)

Global Income Worms Notice	Clause 1.2.2(d)

Group Enterprises	Clause 7.10.3

Liabilities	Clause 4.3

Loan Agreements	Clause 1.2.2(c)

Long Stop Date	Clause 11.1

Luxembourg GAAP	Clause 4.3

Managers	Clause 3.4(a)(iv)

Material Adverse Change	Clause 11.2

Negative Adjustment Amount	Clause 6.2(c)

Party/Parties	Deed Caption

Positive Adjustment Amount	Clause 6.2(a)

Preliminary Purchase Price	Clause 5

Prepayments	Clause 4.3

Properties	Clause 1.2.3(d)

Properties 2	Clause 1.2.3(d)

Property 1	Clause 1.1.3(b)

Property 1a	Clause 1.1.3(a)

Property 1b	Clause 1.1.3(b)

Property 2a	Clause 1.2.3(a)

Property 2b	Clause 1.2.3(b)

Property 2c	Clause 1.2.3(c)

Property 2d	Clause 1.2.3(d)

Property Price 1	Clause 4.1(a)

Property Price 2	Clause 4.2(a)

Purchase Price	Clause 4.2

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

Purchase Price 1	Clause 4.1

Purchase Price 2	Clause 4.2

Receivables	Clause 4.3

Relatives	Clause 7.10.3

Relevant Items	Clause 6.1(c)

REPCO	Clause 12.1

Reviewed Special Statements	Clause 6.1(b)

Security Agreements	Clause 1.2.2(b)

Security Agreements BLB	Clause 1.2.2(b)

Security Agreements UniCredit	Clause 1.1.2(b)

Seller	Deed Caption

Seller’s Account	Clause 5.3

Shareholders’ Agreement	Clause 3.4(d)

Shares	Clause 1.2.1(b)

Signing Date	Clause 2.6

Sold Shares	Clause 1.3.2

Sold Shares 1	Clause 1.3.1

Sold Shares 2	Clause 1.3.2

Special Statements	Clause 6.1(a)

Transaction	Preamble

UniCredit	Clause 1.1.2(a)

Warranties	Clause 7

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

PREAMBLE

(A)	Seller is the sole shareholder of Company 1 and Company 2.

(B)	Company 1 owns one (1) retail property in Gießen, and Company 2 owns four (4) retail properties in Hannover, Bremerhaven, Worms and Gütersloh, Germany.

(C)	By means of this share purchase agreement (“Agreement”), the Buyers intend to purchase and acquire 94.9% of the shares held by the Seller in the Companies and the Seller intends to sell and transfer these shares to the Buyers. Furthermore, the Seller and Buyers intend to enter into a separate shareholders’ agreement regarding their future joint shareholdings in the Companies (cf. Clause 3.4(d) below). The purchase and acquisition of the Seller’s shares in the Companies by the Buyers is also referred to as the “Transaction”.

1.	CORPORATE STATUS, FINANCING AND REAL ESTATE OF THE COMPANIES AND SUBJECT MATTER OF PURCHASE

1.1	Company 1

1.1.1	Corporate Status

(a)	Company 1 is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office in 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, and is registered under number B 166205.

(b)	The share capital of Company 1 amounts to EUR 12,400 (in words: Euro twelve thousand four hundred) and is represented by 12,400 shares having a nominal value of EUR 1 (in words: Euro one) each (“Company 1 Shares”). Seller is the owner of the Company 1 Shares.

1.1.2	Financing

(a)	Company 1 as borrower has entered into a loan agreement with UniCredit Bank AG (“UniCredit”) as lender dated 2 February 2012 and governed by German law for a total amount of EUR 2,200,000 as mentioned in Annex 1.1.2(a) (“Company 1 Loan Agreement UniCredit”).

(b)	Company 1 and UniCredit have concluded also certain security agreements in relation to the Company 1 Loan Agreement UniCredit as listed in Annex 1.1.2(a) (together the (“Security Agreements UniCredit”).

(c)	Company 1 has issued a promissory note governed by the laws of the State of Florida (USA) to Global Income LP (“Global Income”) dated 9 March 2012 in an amount of EUR 1,000,000 (the “Company 1 Promissory Note” – together with Company 1 Loan Agreement UniCredit the “Company 1 Loan Agreements”).

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

(d)	The Seller has provided the notice received from Global Income, a copy of which is attached as Annex 1.1.2(d) which states (i) the repayment amount for the Company 1 Promissory Note calculated as per 30 January 2015 (“Company 1 Repayment Amount”), (ii) the interest per calendar day which will be due in the event of a repayment later than 30 January 2015, (iii) approval, conditional on the repayment of Company 1 Promissory Note, of the release of any security granted by Company 1 (if any) and (iv) a declaration that with the repayment of the Company 1 Repayment Amount plus daily interest (if any) in case of repayment later than 30 January 2015, all claims of Global Income against Company 1 will be satisfied (such notice the “Global Income Giessen Notice”).

(e)	By letter, a copy of which is attached as Annex 1.1.2(e), Global Growth LP has confirmed to Company 1 that – although information in the electronic data room (cf. Clause 8.3 below) seemed to indicate differently – Global Growth LP does not hold any other promissory note or similar instrument issued by Company 1.

1.1.3	Real Estate

Company 1

(a)	is the sole owner of a real property in Gießen/Großen-Linden, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.1.3(a) (“Property 1a”), and

(b)	owns 50% of a real property in Gießen/Großen-Linden, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.1.3(b) (“Property 1b” – together with Property 1a the “Property 1”). Property 1 is subject to certain encumbrances entered in the Land Registers as shown in Annexes 1.1.3(a) and 1.1.3(b).

1.2	Company 2

1.2.1	Corporate Status

(a)	Company 2 is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office in 15, rue Edward Steichen, L-2540 Luxembourg, Grand Duchy of Luxembourg, and is registered under number B 170443.

(b)	The share capital of Company 2 amounts to EUR 12,400 (in words: Euro twelve thousand four hundred) and is represented by 12,400 shares having a nominal value of EUR 1 (in words: Euro one) each (“Company 2 Shares” – together with the Company 1 Shares the “Shares”). Seller is the owner of the Company 2 Shares.

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

1.2.2	Financing

(a)	Company 2 as borrower has entered into a loan agreement with Bayerische Landesbank (“BLB”) as lender dated 3 August 2012 and governed by German law for a total amount of EUR 8,682,000 as mentioned in Annex 1.2.2(a) (“Company 2 Loan Agreement BLB”).

(b)	Company 2 and BLB have concluded also certain security agreements in relation to the Company 2 Loan Agreement BLB as listed in Annex 1.2.2(a) (“Security Agreements BLB”; and together with the Security Agreements UniCredit, the “Security Agreements”).

(c)	Company 2 has issued a German law governed promissory note (Schuldversprechen) to Global Income, dated 21 September 2012, in an amount of EUR 3,823,000 (the “Company 2 Promissory Note” – together with Company 2 Loan Agreement BLB the “Company 2 Loan Agreements”; the Company 1 Loan Agreements together with the Company 2 Loan Agreements also the “Loan Agreements”).

(d)	The Seller has provided the notice received from Global Income, a copy of which is attached as Annex 1.2.2(d) which states (i) the repayment amount for the Company 2 Promissory Note calculated as per 30 January 2015 (“Company 2 Repayment Amount”), (ii) the interest per calendar day which will be due in the event of a repayment later than 30 January 2015, (iii) approval, conditional on the repayment of Company 2 Promissory Note, of the release of any security granted by Company 2 (if any) and (iv) a declaration that with the repayment of the Company 2 Repayment Amount plus daily interest (if any) in case of repayment later than 30 January 2015, all claims of Global Income against Company 2 will be satisfied (such notice the “Global Income Worms Notice”).

1.2.3	Real Estate

Company 2 is the owner of

(a)	a real property in Hannover, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.2.3(a) (“Property 2a”. Property 2a is subject to certain encumbrances entered in the Land Registers as shown in Annex 1.2.3(a);

(b)	a real property in Bremerhaven, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.2.3(b) (“Property 2b”. Property 2b is subject to certain encumbrances entered in the Land Registers as shown in Annex 1.2.3(b);

(c)	a real property in Worms, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.2.3(c) (“Property 2c”. Property 2c is subject to certain encumbrances entered in the Land Registers as shown in Annex 1.2.3(c); and

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

(d)	a real property in Gütersloh, Germany, as shown in the land register excerpt (Grundbuchauszug) attached as Annex 1.2.3(d) (“Property 2d” – together with Property 2a, 2b and 2c the “Properties 2” – and Property 1 and Properties 2 together the “Properties”). Property 2d is subject to certain encumbrances entered in the Land Registers as shown in Annex 1.2.3(d).

1.3	The subject matter of purchase comprises

1.3.1	11,767 (in words: eleven thousand seven hundred and sixty-seven) of the Company 1 Shares representing 94.9% of Company 1’s share capital (“Sold Shares 1”).

1.3.2	11,767 (in words: eleven thousand seven hundred and sixty-seven) of the Company 2 Shares representing 94.9% of Company 2’s share capital (“Sold Shares 2” – together with Sold Shares 1 the “Sold Shares”).

2.	SALE OF THE SOLD SHARES

2.1	The Seller hereby sells 11,766 of the Sold Shares 1 to the Buyer 1 and 1 (one) of the Sold Shares 1 to Buyer 2, which both accept this sale.

2.2	The Seller hereby sells 11,766 of the Sold Shares 2 to the Buyer 1 and 1 (one) of the Sold Shares 2 to Buyer 2, which both accept this sale.

2.3	The in rem transfer of the Sold Shares shall take place on the Closing Date and concurrently (Zug um Zug) against payment of the Preliminary Purchase Price. The Parties hereby agree that the in personam part (schuldrechtlicher Teil) of this Agreement shall be subject to German law. Under German law, and according to the intent of the Parties, the sale of the shares therefore will not result in the in rem transfer (Abtretung) of the Sold Shares to the Buyers; the in rem transfer of the Sold Shares to the Buyers (in the ratio as described in Clause 2.1 and Clause 2.2) shall not take place until the Closing takes place on the Closing Date.

2.4	The sale of the Sold Shares comprises all ancillary rights relating to the Sold Shares subject to the terms and conditions of this Agreement. To the extent profits have not been distributed to the Seller by the Closing Date, the right to participate in the profits attributable to the Sold Shares shall be transferred to the Buyers together with the Sold Shares on Closing. The Buyers are exclusively entitled to any profits attributable to the Sold Shares to the extent that profits have not been distributed by the Closing Date, or to the extent not agreed otherwise in this Agreement.

2.5	The Seller, being the only shareholder of the Companies, agrees to the transfer of the Sold Shares to the Buyers in accordance with this Agreement for the purposes of Articles 189 and 200-2 of the Luxembourg law on commercial companies dated 10 August 1915, as amended (the “Lux 1915 Law”) and for any other purpose and waives any rights of pre-emption or other restrictions on transfer in respect of the Sold Shares.

2.6	“Signing Date” is the day on which this Agreement is signed.

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Execution Version

3.	CLOSING

3.1	The Transaction shall be completed only if the following closing conditions have been fulfilled or have been waived by the Buyers and the Seller:

(a)	Receipt by the Buyers of a written confirmation from UniCredit to Company 1 substantially in the form of Annex 3.1(a), i.e. which does not deviate from the form in Annex 3.1(a) to the detriment of the Buyers or Company 1; and

(b)	Receipt by the Buyers of a written confirmation from BLB to Company 2 substantially in the form of Annex 3.1(b), i.e. which does not deviate from the form in Annex 3.1(b) to the detriment of the Buyers or Company 2.

The conditions precedent set forth under Clause (a) and (b) are referred to collectively as the “Closing Conditions”. To the extent legally permissible, the Buyers can waive the Closing Conditions in whole or in part.

3.2	“Date of Condition Fulfilment” is the day on which the last of the Closing Conditions is fulfilled or, where possible, is waived by the Buyers.

3.3	Unless the Parties agree otherwise, the completion of the Transaction (“Closing”) shall occur 15 Business Days after the Date of Condition Fulfilment, but in no event prior to 30 January 2015. “Business Day” shall mean any day other than a Saturday or Sunday on which banks are open for business in Frankfurt am Main, Germany, and Luxembourg. The day on which the Closing occurs is referred to as the “Closing Date”. Unless the Parties agree otherwise, the Closing shall take place at the offices of Clifford Chance, 10 boulevard G.D. Charlotte B.P. 1147, 1011 Luxembourg, at 8:30 am local time.

3.4	In the course of the Closing, the Parties shall concurrently (Zug-um-Zug) perform the following actions:

(a)	the Seller shall provide the Buyers with the following documents:

(i)	Notification by the Seller on changes that have arisen between the Signing Date and the Closing Date and that would lead to the Warranties which are not subject to knowledge of the Seller being incorrect;

(ii)	Confirmation that the Seller has not become aware of a Material Adverse Change as defined in Clause 11.2;

(iii)	Delivery of certified land register excerpts (certified by the relevant land registers or a German notary (amtlicher Ausdruck oder beglaubigter Ausdruck eines Notars (§ 85 GBV)) dated no earlier than three (3) Business Days prior to Closing Date confirming that no changes have been registered in the land register excerpts for the Properties compared to the excerpts attached as Annexes 1.1.3a, 1.1.3b and 1.2.3;

(iv)	A guarantee of Global Income Trust, Inc. substantially in the form of Annex 3.4(a)(iv) and in the maximum amount of EUR [***] (in words: Euro [***]);

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Execution Version

(v)	Duly executed resignation letters from the current managers of Company 1 and Company 2, Scott Hall, William Kent Crittenden, Jean-Marc McLean, and Virginia Jennifer Strelen (together the “Managers”), effecting their resignation as directors of the Companies at the Closing Date and waiving any claims against the Companies in the form attached as Annex 3.4(a)(v);

(vi)	Written confirmation of the insurance broker Willis that all insurance policies taken out by the Companies or for their benefit which are listed in Annex 7.11 will end with effect upon the expiry of the Closing Date;

(vii)	Written documentation (copies of corresponding agreements) that the currently existing property management agreement between Estama Gesellschaft für Real Estate Management mbH as manager and BlackRock Investment Management (UK) Limited, German branch, Frankfurt am Main (as legal successor of MGPA Germany GmbH) as client has been transferred to each Company as new clients at (in sum) identical economic terms with effect as of Closing at the latest;

(b)	the Buyers shall pay the Preliminary Purchase Price minus the Retained Purchase Price Amount, i.e. an amount of EUR 2,901,199.04, (and if applicable, minus the retainer pursuant to Clause 14.5.4) to the Seller in accordance with Clause 5;

(c)	the Seller and the Buyers shall execute the share transfer and assignment agreement in the form shown in Annex 3.4(c);

(d)	the Seller and the Buyers shall execute the shareholders’ agreement in the form shown in Annex 3.4(d) (“Shareholders’ Agreement”);

(e)	the Seller and the Buyers shall execute the share pledge agreement, and the Seller and the Buyer shall hold a shareholder meeting approving such pledge, both substantially in the form as attached in Annex 3.4(e);

(f)	the Seller and the Buyers shall ensure that the new intercompany loan agreements shall be duly executed by their respective Affiliates and each of the Companies substantially in the form of Annex 3.4(f), whereas it is understood that

(i)	the sum of intercompany loans to Company 1 will amount to the Company 1 Repayment Amount (plus daily interest after 30 January 2015, if any) and the sum of intercompany loans to Company 2 will amount to the Company 2 Repayment Amount (plus daily interest after 30 January 2015, if any) each as of Closing, and

(ii)	the relevant Affiliate of the Buyer will grant 94.9 % of such shareholder loans and the relevant Affiliate of the Seller will grant 5.1% at otherwise identical terms; and

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(iii)	the interest rate of the shareholder loans shall be agreed between the Parties and their respective Affiliates (all acting in good faith) in good time prior to Closing; such interest rate being the highest possible interest rate without compromising the tax position based on a transfer pricing study to be prepared by Ernst & Young, to be obtained by the Buyers and to be provided to the Seller prior to Closing in January 2015;

(g)	if so requested by UniCredit and/or BLB respectively, the Seller and the Buyers shall ensure that their respective Affiliates duly sign a subordination declaration concerning the new intercompany loan agreements (such declaration being materially in the form as the subordination declaration currently being in place for the Company 1 Promissory Note or Company 2 Promissory Note, as the case may be);

(h)	the Buyers shall ensure that their respective Affiliate pays 94.9% of each of the Company 1 Repayment Amount in the amount outstanding as of Closing and the Company 2 Repayment Amount in the amount outstanding as of Closing in accordance with the intercompany loan agreements pursuant to Clause 3.4(f) above;

(i)	Following conclusion of the aforementioned share transfer and assignment agreement and shareholder agreement as well as full payment of the Preliminary Purchase Price:

(i)	The Seller and the Buyers shall cause the registration of the transfer of the Sold Shares in each of the Companies’ shareholders’ registers. The Seller, the Buyers and each of the Companies hereby authorize and instruct (i) any manager of the relevant Company and (ii) any lawyer at Clifford Chance (Luxembourg), each acting individually, with power of substitution, to proceed in the name and on behalf of the Companies with such registrations.

(ii)	The Buyers shall provide the Seller with a copy of the Companies’ share registers, evidencing the registration of the transfer of the Sold Shares to the Buyers.

(iii)	The Buyers and the Seller shall duly sign a shareholders’ resolution and shall ensure that a board resolution is taken, each as shown in Annex 3.4(iii), acknowledging the resignations of the Managers of the Companies and resolving on the appointments of new managers of the Companies, on the change of address of the registered office of the Companies, the changes of the names of the Companies and the adoption of new articles of the Companies.

(iv)

The Buyers shall cause the registration of the transfer of the Sold Shares 1 with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) and its publication in the Luxembourg official gazette (Mémorial C, Recuiel des Sociétés et Associations). The Seller, the Buyers and Company 1 hereby authorize and instruct (i) any manager of Company 1, and (ii) any lawyer at Clifford

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Execution Version

Chance (Luxembourg), each acting individually, with power of substitution, to proceed in the name and on behalf of Company 1 with such registration and publication.

(v)	The Buyers shall cause the registration of the transfer of the Sold Shares 2 with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) and its publication in the Luxembourg official gazette (Mémorial C, Recuiel des Sociétés et Associations). The Seller, the Buyers and Company 2 hereby authorize and instruct (i) any manager of Company 2, and (ii) any lawyer at Clifford Chance (Luxembourg), each acting individually, with power of substitution, to proceed in the name and on behalf of Company 2 with such registration and publication.

3.5	The Parties shall provide all further declarations and perform all further acts that are necessary or appropriate to achieve the transfer of the Shares, the payment of the Retained Purchase Price Amount and the rest of the Preliminary Purchase Price and the performance of the other Closing actions described above.

The Seller shall procure that the agreements marked in red in Annex 7.10.2 be terminated with effect as of the Closing Date at the latest.

3.6	If the Seller does not provide the Buyers with the documents specified in Clause 3.4(a)(i) through Clause 3.4(a)(v) in the course of the Closing, or if the information contained in these documents is incorrect or a Material Adverse Change has occurred prior to Closing, the Buyers can refuse to fulfil their obligations pursuant to Clause 3.4, excluding all liability, until the reasons for the refusal have been removed or the Seller and the Buyers have mutually agreed in writing on how such reason for the refusal shall be dealt with.

In the cases described in the preceding paragraph, the Seller or the Buyers respectively may exercise their rights to withdraw from this Agreement pursuant to Clause 11. Otherwise, i.e. neither the Seller nor the Buyers have exercised their right to withdraw from this Agreement pursuant to Clause 11 within the period pursuant to Clause 11.4, Closing shall occur within 15 Business Days after expiry of the period for withdrawal from this Agreement pursuant to Clause 11.4., irrespective whether the reason for the Buyers’ refusal to fulfil their obligations pursuant to Clause 3.4 have been removed or not.

3.7	Following due fulfilment of the steps set out in Clause 3.4, the Seller and the Buyers shall execute a closing memorandum substantially in the form attached as Annex 3.7 which shall evidence the occurrence of the Closing.

4.	PURCHASE PRICE

4.1	The purchase price for the Sold Shares 1 shall be calculated as follows:

(a)	The asset price for the Property 1 in the amount of EUR 3,800,000.00 (in words: Euro three million eight hundred thousand) (“Property Price 1”)

(b)	minus Liabilities of Company 1

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(c)	plus Cash of Company 1

(d)	plus Prepayments of Company 1 to the extent they relate to periods following the Closing Date.

The purchase price for the Sold Shares 1 shall be the result of the calculation pursuant to (a) to (d) above multiplied by 94.9% (“Purchase Price 1”), which – also with respect to any adjustments of Purchase Price 1 – shall be borne by Buyer 1 and Buyer 2 in the ratio as described in Clause 2.1.

(e)	For the avoidance of doubt: Receivables which relate to the term prior to and including the Closing Date and which are received by Company 1 only at a point in time after the Closing Date shall not be taken into account for the calculation of Purchase Price 1. However, in case they have been fulfilled by payment to Company 1 or set-off until the end of the period in which objections can be raised pursuant to Clause 6.1(c) they shall be taken into account as Cash. Clause 6.1(f) shall apply accordingly.

If and to the extent Receivables have not been taken into account for the calculation of Purchase Price 1, the Seller shall be entitled to an amount equal to the payment received by or the amount set-off (e.g. by netting-off VAT) by Company 1 to fulfil /set-off a Receivable when and to the extent a Receivable is fulfilled by payment to / setting-off by Company 1. The Buyers shall inform the Seller and procure that Company 1 informs the Seller without undue delay about the fulfilment / setting-off of any of the Receivables and shall pay the corresponding amount to the Seller. Payments in accordance with the preceding sentences to the Buyer shall be considered subsequent increases of the Purchase Price 1.

4.2	The purchase price for the Sold Shares 2 (“Purchase Price 2” – together with Purchase 1 the “Purchase Price”) shall be calculated as follows:

(a)	The asset price for the Properties 2 in the amount of in total EUR 14,810,000.00 (in words: Euro fourteen million eight hundred ten thousand) (“Property Price 2”)

(b)	minus Liabilities of Company 2

(c)	plus Cash of Company 2

(d)	plus Prepayments of Company 2 to the extent they relate to periods following the Closing Date.

The purchase price for the Sold Shares 2 shall be the result of the calculation pursuant to (a) to (d) above multiplied by 94.9% (“Purchase Price 2”), which – also with respect to any adjustments of Purchase Price 2 – shall be borne by Buyer 1 and Buyer 2 in the ratio as described in Clause 2.2.

(e)

For the avoidance of doubt: Receivables which relate to the term prior to and including the Closing Date and which are received by Company 2 only at a point in time after the Closing Date shall not be taken into account for the calculation of Purchase Price 2. However, in case they have been fulfilled by

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payment to Company 2 or set-off until the end of the period in which objections can be raised pursuant to Clause 6.1(c) they shall be taken into account as Cash. Clause 6.1(f) shall apply accordingly.

If and to the extent Receivables have not been taken into account for the calculation of Purchase Price 2, the Seller shall be entitled to an amount equal to the payment received by or the amount set-off (e.g. by netting-off VAT) by Company 2 to fulfil / set-off a Receivable when and to the extent a Receivable is fulfilled by payment to / setting-off by Company 2. The Buyers shall inform the Seller and procure that Company 2 informs the Seller without undue delay about the fulfilment / setting-off of any of the Receivables and shall pay the corresponding amount to the Seller. Payments in accordance with the preceding sentences to the Buyer shall be considered subsequent increases of the Purchase Price 2.

4.3	“Liabilities”, “Cash”, “Receivables” and “Prepayments” shall each have the meaning as defined in Annex 4.3.

“Luxembourg GAAP” means Luxembourg accounting standards for private enterprises (Normes compatables internationals pour les enterprises).

4.4	In relation to the fees owed by the Companies towards UniCredit and BLB in connection with the declarations pursuant to Clauses 3.1(a) and (b) the Seller and the Buyers agree as follows:

(a)	Upon calculating Purchase Price 1 the fees owed by Company 1 to UniCredit in connection with UniCredit’s declaration pursuant to Clause 3.1(a) shall be treated as if they had not been incurred, i.e. they will not reduce Purchase Price 1 as a Liability to the extent they have not been paid at the Closing Date, and, to the extent they have been paid at the Closing Date, Purchase Price 1 will be increased by the corresponding amount paid.

(b)	Upon calculating Purchase Price 2, the principles described in (a) above shall apply accordingly in relation to the fees owed by Company 2 to BLB in connection with BLB’s declaration pursuant to Clause 3.1(b).

(c)	In case the Transaction will not be performed and the Closing Date does not occur, the Buyers shall reimburse to each of Companies 50% of the fees described under (a) and (b) above and owed by the Companies to UniCredit or BLB respectively.

4.5	The payment of the Purchase Price shall be effected by payment of the Preliminary Purchase Price in accordance with Clause 5 and of the Adjustment Amount, if any, in accordance with Clause 6.

5.	PRELIMINARY PURCHASE PRICE

5.1	Prior to singing this Agreement the Parties agreed, on the basis of a pro forma projected balance sheet of the Companies as of 30 January 2015 (Annex 5.1) on a preliminary purchase price for the Sold Shares 1 in the amount of EUR 772,870.60 (“Preliminary Purchase Price 1”) and a preliminary purchase price for the Sold Shares 2 in the amount of EUR 2,328,328.43 (“Preliminary Purchase Price 2”, and together with the Preliminary Purchase Price 1, the “Preliminary Purchase Price”).

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5.2	The Seller shall not be entitled to and shall ensure that (i) no distributions are made by a Company to the Seller and (ii) no (partial) repayments of the Company 1 Promissory Notes and/or Company 2 Promissory Notes are made which would lead to a reduction of the Cash in each of the Companies as of Closing as compared to the Cash shown in Annex 5.1 (for the avoidance of doubt: interest payments under the Company 1 Promissory Note and Company 2 Promissory Note due on 31 December 2014 are already reflected in Annex 5.1). Other reductions of Cash in the course of ordinary business shall be permitted without restrictions.

5.3	The Buyers shall be entitled to retain of the Preliminary Purchase Price an amount of EUR 200,000.00 (in words: Euro two hundred thousand) (“Retained Purchase Price Amount”) as collateral for any claims of the Buyers under Clause 6.2(c), and to retain, if applicable, the amount pursuant to Clause 14.5.4.

5.4	The Preliminary Purchase Price shall be due (fällig) and payable on Closing and paid to the following bank account of the Seller or any other bank account communicated by the Seller in writing at least five (5) Business Days prior to payment (“Seller’s Account”):

IBAN	LU68 0141 7435 9630 0000
Bank	ING Luxembourg S.A.
SWIFT-BIC	CELLLULL
Account holder	GIT International Holding S.a r.l.

6.	ADJUSTMENT OF THE PURCHASE PRICE AND PAYMENT TERMS

6.1	The Purchase Price is finally determined on the basis of the Final Closing Date Accounts and the Final Special Statements as followed:

(a)	The Seller shall instruct each Company to prepare, within two (2) months from the Closing Date, accounts as per the Closing Date (24.00 hrs) (the “Closing Date Accounts”), consisting of a balance sheet as per the Closing Date, a profit and loss account for the period from 1 January 2014 to the Closing Date and notes, from which statements of the Liabilities and the Cash (collectively the “Special Statements”) shall be derived. The Closing Date Accounts and the Special Statements shall be prepared in compliance with Luxembourg GAAP, consistent with accounting practice since the formation of the Companies.

(b)	The Parties shall instruct each Company to retain PwC in Luxembourg (“Companies’ Auditor”) without undue delay after finalisation of the Closing Date Accounts and the Special Statements (i) to audit the Closing Date Accounts and to summarise the result of this audit in an audit certificate (the audited and possibly corrected Closing Date Accounts with the audit certificate the “Audited Closing Date Accounts”), (ii) to review and, to the extent necessary, correct the Special Statements (the Special Statements, each reviewed and possibly corrected by the Companies’ Auditor, the “Reviewed Special Statements”) and (iii) to deliver copies of the Audited Closing Date Accounts and the Reviewed Special Statements to the Parties without undue delay after their finalisation.

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(c)	The Parties are entitled to review the Audited Closing Date Accounts and the Reviewed Special Statements or have them reviewed by an auditor of their choice, and shall notify the respective other Party in writing of any objections to any of the items that are relevant for the determination of the Purchase Price (“Relevant Items”) within fifteen (15) Business Days from the receipt of the Audited Closing Date Accounts and the Reviewed Special Statements. To the extent none of the Parties raises objections in due form and time, the Audited Closing Date Accounts and the Reviewed Special Statements will become binding upon expiry of the time-limit.

(d)	If one of the Parties raises objections to any of the Relevant Items in due form and time, the Parties shall endeavour to determine the disputed Relevant Items by mutual agreement within a further time period of ten (10) Business Days. If the Parties reach agreement on all Relevant Items in dispute within this time period, the Audited Closing Date Accounts and the Reviewed Special Statements, each with the Relevant Items agreed, will become binding upon expiry of this time-limit.

(e)	In case no agreement is reached, each Party shall have the right to retain KPMG in Luxembourg or, in case this firm cannot be retained, Ernst&Young in Luxembourg, which, acting as expert (Schiedsgutachter) (“Expert”), shall determine the Relevant Items still in dispute by way of a binding written expert opinion pursuant to sections 317 et seq. German Civil Code (Bürgerliches Gesetzbuch – “BGB”) within two (2) months from the acceptance of the mandate; however, the Relevant Items determined by the Expert may not be above or below the figures determined by the Parties. In addition, the Expert shall be retained to make all necessary amendments to the Audited Closing Date Accounts and the Reviewed Special Statements in order for them to comply with Clause 6.1(a). The retaining Party shall immediately notify the other Party that it has retained the Expert; the proceedings start on the day of the notification. The language of the proceedings shall be English. The Expert shall give both Parties comprehensive opportunity to explain their position and inform them about the individual procedural steps. The Expert Opinion shall be prepared in English and reasoned in writing. The review of the content (section 319 BGB mutatis mutandis) by a court is excluded. The Relevant Items determined by the Expert and the Closing Date Accounts and Special Statements resulting from this procedure shall (in the absence of manifest error) be final and binding on the Parties upon delivery of the Expert Opinion to the Parties. The binding Closing Date Accounts resulting from the procedure under Clause 6.1(c) to 6.1(e) are referred to as the “Final Closing Date Accounts”, and the binding Special Statements as the “Final Special Statements”.

(f)	Should any facts or findings that change the assessment and/or valuation of any Relevant Item (bilanzaufhellende Erkenntnisse) become known to any of the Parties in the process of negotiating and determining the disputed Relevant Items, those facts or findings shall be accounted for until the end of the period in which objections can be raised pursuant to Clause 6.1 (c).

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6.2	To the extent to which the Purchase Price determined on the basis of the Final Closing Date Accounts should be higher or lower than the Preliminary Purchase Price, the respective balance amount shall be paid as follows:

(a)	If the Purchase Price exceeds the Preliminary Purchase Price (“Positive Adjustment Amount”), the Buyers shall pay the Positive Adjustment Amount plus the Retained Purchase Price Amount to the Seller’s Account within five (5) Business Days after the Closing Date Accounts and the Special Statements have become binding in accordance with Clause 6.1.

(b)	If the Purchase Price is equal to the Preliminary Purchase Price, the Buyers shall pay the Retained Purchase Price Amount to the Seller’s Account within five (5) Business Days after the Closing Date Accounts and the Special Statements have become binding in accordance with Clause 6.1.

(c)	If the Purchase Price is lower than the Preliminary Purchase Price (“Negative Adjustment Amount”), the Seller shall repay the Negative Adjustment Amount minus the Retained Purchase Price Amount within five (5) Business days after the Closing Date Accounts and the Special Statements have become binding in accordance with Clause 6.1 to a bank account communicated by the Buyers to the Seller in writing at least five (5) Business Days prior to the payment date. If the Negative Adjustment Amount is lower than the Retained Purchase Price Amount, the Seller shall make no payment pursuant to the preceding sentence, but the Buyers shall pay out the delta to the Seller’s Account within five (5) Business Days after the Closing Date Accounts and the Special Statements have become binding in accordance with Clause 6.1.

(d)	To the extent the Retained Purchase Price Amount is not to be paid out by the Buyers to the Seller pursuant to lit. (a) or (c), it shall eventually remain with the Buyers as fulfillment of the Seller’s obligation to repay a Negative Adjustment Amount.

6.3	Payments from the Seller to the Buyers or a third party designated by the Buyers (including any of the Companies) that are made on the basis of other clauses of this Agreement, will be regarded as a reduction of the Purchase Price, without any legal consequences arising under this Clause 6.

6.4	If any payment under this Agreement falls due on a Saturday, Sunday or public holiday in Germany or Luxembourg, such payment will be payable on the next Business Day.

6.5	If any payment under this Agreement is not made in full when due, the outstanding amount will bear interest at a rate of eight (8) percentage points per annum as of the date following the date payment was due up to and including the date of actual payment.

6.6	Any payment under this Agreement shall be made free of all taxes, bank charges and other deductions by wire transfer of immediately available funds.

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7.	WARRANTIES (GARANTIEN)

The Parties have extensively discussed and negotiated to what extent and how the Seller should be liable for defects of the Sold Shares and/or the business enterprise of the Companies. They have decided to depart from the statutory system of liability, and in its place to provide for a separate system of liability, as determined in Clauses 7 to 11 of this Agreement.

The Seller warrants the correctness of the following statements (the “Warranties”) by means of an independent guarantee promise (Garantieversprechen, section 311 para 1 BGB), which – according to the Parties’ express intention – constitutes a promise that is made from the start only with the restricted content according to Clauses 7 to 9:

7.1	Corporate Matters

7.1.1	Company 1 is a private limited liability company (société à responsabilité limitée) that was properly established and exists in accordance with the laws of the Grand Duchy of Luxembourg. The current version of the Company’s articles of association (“Company 1 Articles of Association”) is the version notarially dated as attached as Annex 7.1.1; since then, no resolutions have been passed to amend the Company 1 Articles of Association.

7.1.2	Company 2 is a private limited liability company (société à responsabilité limitée) that was properly established and exists in accordance with the laws of the Grand Duchy of Luxembourg. The current version of the Company’s articles of association (“Company 2 Articles of Association”) is the version notarially dated as attached as Annex 7.1.2; since then, no resolutions have been passed to amend the Company 1 Articles of Association.

7.1.3	The statements in Clauses 1.1.1 and 1.2.1 are correct. The Seller is the owner of the Sold Shares in legal and economic terms and owner of all rights related to the Sold Shares. The Seller is free to dispose over the Sold Shares at will, in particular without requiring the consent of third parties or thereby adversely affecting the rights of third parties, e.g. rights of first refusal or other preferential rights of acquisition. There exist no rights in rem or other rights of third party in or with regard to the Sold Shares.

7.1.4	The contributions towards the Shares have been fully paid up and have not been repaid in whole or in part. Contributions in kind have not been made and there are no obligations to make contributions in kind. There are no obligations to make additional contributions or subsidiary payments or to refund any amounts paid.

7.1.5	There exist no participations, including silent participations or sub-participations, in the Companies, and there exist no conditional obligations or binding offers concerning the creation of such participations either. There are no trust agreements or similar agreements in relation to the Sold Shares, nor are there obligations in relation to shareholder rights or similar rights (e.g. a voting trust, participation in profits).

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7.1.6	All facts relating to the Companies that have to be registered in the commercial register are actually registered in the commercial register. Annex 7.1.6(a) contains a current print-out from the commercial register for Company 1 and Annex 7.1.6(b) contains a current print-out from the commercial register for Company 2.

7.1.7	There exist no agreements outside the Articles of Association that affect the governance and organisation of the Companies.

7.1.8	None of the Companies is party to any agreement that would permit the Seller or a third party to control it or to oblige it to transfer its profits to the Seller or any third party.

7.1.9	No bankruptcy or insolvency proceedings have been instituted against any of the Companies in the past nor has the opening of any such proceedings been rejected due to a lack of assets. The Seller is not aware that a third party has filed an application for the opening of bankruptcy or insolvency proceedings against any of the Companies. There exists no obligation for any of the Companies to file for insolvency under applicable insolvency law.

7.2	Affiliated Enterprises and Memberships

7.2.1	None of the Companies holds any direct or indirect interest – also in the form of a silent participation or sub-participation – in another enterprise. The Companies are not, conditionally or otherwise, obliged to acquire any further interests.

7.2.2	None of the Companies is a member in working committees (Arbeitsgemeinschaften), federations (Verbänden), associations (Zusammenschlüssen) and other organisations.

7.3	Accounting, Annual Accounts and Distribution of Profits

7.3.1	The books of the Companies and the Companies’ business records have been properly maintained and are completely available for all financial years since the Companies were established as far as required under the applicable commercial and tax law.

7.3.2	The Companies’ annual accounts (each consisting of the balance sheet, the profit and loss account and the notes) for the financial years 2012 and 2013 (collectively the “Annual Accounts”) have been prepared in compliance with Luxembourg GAAP and consistent with accounting practice since formation of the Companies. To the extent there is an option to include items on the liabilities side of the balance sheet, such inclusion has taken place.

7.3.3

On the day when the Final Closing Date Accounts become final (cf. Clause 6.1(f) above), the Seller will not be aware that (i) the Companies have any Liabilities that are not entered on the liabilities side of the (future) Final Closing Date Accounts, (ii) there are any contingent Liabilities within the meaning of Luxembourg GAAP that – to the extent that they are not to be entered on the liabilities side of the balance sheet – will not be noted under the balance sheet

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of the Final Closing Date Account, and (iii) there is a necessity to form reserves for Liabilities in addition to the reserves shown in the Final Closing Date Accounts.

7.3.4	There are no resolutions on the appropriation of profits that have not yet been implemented unless provided under this Agreement. No provisional (other than any provisional distributions during the year 2014) or hidden distributions of profits or other payments to shareholders and/or members of corporate organs have been made. No hidden reserves have been dissolved or withdrawn, apart from in the ordinary course of business. The Companies have also not incurred any corresponding obligations.

7.4	Title to the Properties

7.4.1	Company 1 is the owner of Property 1a and owns 50% of Property 1b. Property 1 is free of any land register encumbrances (grundbuchliche Belastungen) or public building charges (Baulasten) and Company 1 is not obliged to grant such and has made no approvals (Bewilligungen) or applications for the creation of such other than shown in the land register excerpts in Annexes 1.1.3(a) and 1.1.3(b) or the excerpt from the register of public charges in Annex 7.4.1 and, to the Seller’s best knowledge, no approvals (Bewilligungen) or applications have been made by third parties for entries in the land register and/or register of public building charges.

7.4.2	Company 2 is the owner of Properties 2. Property 2 is free of any land register encumbrances (grundbuchliche Belastungen) or public building charges (Baulasten) and Company 2 is not obliged to grant such and has made no approvals (Bewilligungen) or applications for the creation of such other than shown in the land register excerpts in Annexes 1.2.3(a), 1.2.3(b), 1.2.3(c) and 1.2.3(d) or the excerpts from the register of public charges attached as Annex 7.4.2 and, to the Seller’s best knowledge, no approvals (Bewilligungen) or applications have been made by third parties for entries in the land register and/or register of public building charges.

7.4.3	Apart from the real estate listed in Annexes 1.1.3a, 1.1.3b, 1.2.3(a), 1.2.3(b), 1.2.3(c) and 1.2.3(d) the Companies do not own any real estate or rights equivalent to real estate, nor are they obliged to acquire any further real estate or rights equivalent to real estate.

7.4.4	The Seller is not aware that any of the Properties is affected by historic easements which are not evident from the land register (im Grundbuch nicht eingetragene altrechtliche Dienstbarkeiten) or by agreements with neighbours (Nachbarvereinbarungen).

7.5	Other real estate matters

7.5.1	The Seller is not aware of material structural defects (wesentliche bauliche Mängel) in any Property which cannot be identified by inspection (Besichtigung) of the Properties by technical experts, with the exception of defects specified in Annex 7.5.1. Material structural defects for the purpose of this Clause 7.5.1 shall be any defects, the single remediation costs for which amount to at least EUR 10,000.

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7.5.2	To the Seller’s best knowledge, no structures on third-party properties encroach onto any of the Properties, and no structures on any of the Properties encroach on any other properties.

7.5.3	The Seller is not aware that the public law-based approvals/permits (Bau- und Nutzungsgenehmigungen) required for the construction and current use of the buildings on the Properties have not been obtained and the actual condition of the buildings on the Properties does not meet the requirements specified in the approvals/ permits issued.

7.5.4	To the Seller’s best knowledge, there are no written instructions or requirements imposed by any public authority (keine unerledigten behördlichen Verfügungen oder Auflagen) that affect any of the Properties.

7.5.5	The Seller is not aware that any of the approvals required for the construction and use of the buildings on the Properties have been cancelled, revoked or challenged.

7.5.6	The Seller is not aware that any of the Properties are subject to monument protection (Denkmalschutz).

7.5.7	The Seller is not aware that there are unpaid compensation fees (Ausgleichsbeträge) pursuant to section 154 of the Building Code (BauGB) and/or section 169 (1) no. 7 in conjunction with section 154 of the Building Code for any urban renewal and/or development measures.

7.6	Lease Agreements

7.6.1	Property 1 is let exclusively to the lessees pursuant to the leases with Company 1 specified in Annex 7.6.1 (for the avoidance of doubt, this statement does not cover any sublease agreements of the lesees). As regards the period of Company 1’s commercial ownership (i.e. as of transfer of possession) of Property 1, there are no other material (wesentliche) contractual agreements or side agreements to the lease agreements with the lessees in addition to those specified in Annex 7.6.1 and the Seller is not aware of such for the period prior to Company 1’s commercial ownership of Property 1. No amendments or new leases will be concluded without the Buyers’ prior written consent.

7.6.2	Properties 2 are let exclusively to the lessees pursuant to the leases with Company 2 specified in Annex 7.6.2 (for the avoidance of doubt, this statement does not cover any sublease agreements of the lesees). As regards the period of Company 2’s commercial ownership (i.e. as of transfer of possession) of Properties 2, there are no other material (wesentliche) contractual agreements or side agreements to the lease agreements with the lessees in addition to those specified in Annex 7.6.2 and the Seller is not aware of such for the period prior to Company 2’s commercial ownership of Properties 2. No amendments or new leases will be concluded without the Buyers’ prior written consent.

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7.6.3	No advance disposals (Verfügungen) have been made with respect to any claims for rent relating to the period after Closing, with the exception of any assignments by way of security to UniCredit or BLB, as the case may be, as financiers of the respective Company.

7.6.4	As of 15 December 2014, (i) there are no arrears of rent or ancillary costs to the extent not mentioned in Annex 7.6.4, (ii) no claims for reductions in the amount of the rent due have been asserted in writing by any lessee to any of the Companies and (iii) no payments of rent were made subject to the condition asserted against any of the Companies that a repayment of such rent may be claimed, unless these are specifically mentioned in Annex 7.6.4.

7.6.5	As of the last Business Day prior to the Signing Date, none of the lessees has terminated or given notice of termination of its lease in writing to any of the Companies, nor has any Company given notice of termination of the existing leases and will not do so without the Buyers’ prior written consent.

7.6.6	As of the last Business Day prior to the Signing Date, no lessee has challenged (widersprochen) in writing the annual statement of ancillary costs for 2012 and 2013 vis-à-vis the relevant Company, except as described in Annex 7.6.6.

7.6.7	The lessees have provided the collateral specified in Annex 7.6.7; the respective Company has not drawn on such collateral and will not draw such collateral without the Buyers’ prior written consent.

7.7	Environment

7.7.1	The Seller is not aware of Environmental Damage in any Property, unless specified in Annex 7.7.1.

7.7.2	“Environmental Damage” within the meaning of this Agreement includes any pollution of the soil, soil air, leachate, ground water or any surface water, waste or harmful substances on or in buildings or other structures (e.g. asbestos), any unused underground structures or technical facilities or any parts thereof, warfare agents or warfare materials. This shall include, without limitation, any contamination of the soil, any residual pollution as defined in section 2 of the German Federal Soil Protection Act (Bundesbodenschutzgesetz) or section 2 of the German Environmental Pollution Act (Umweltschadensgesetz), and any substances or combinations of substances, as defined in section 3a of the German Chemicals Act (Chemikaliengesetz), that may exist in or on any buildings and that may be hazardous or potentially harmful to the environment, in each case as specified in more detail in any ministerial or administrative regulations or technical standards.

7.8	Subsidies

The Companies have not applied for, received or used any public subsidies.

7.9	Personnel Matters

The Companies never had and do not have employees.

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7.10	Other Contracts

7.10.1	Except for the Loan Agreements and the Security Agreements, none of the Companies is a party to any (i) short- or long-term financing agreements, (ii) factoring, sale or equivalent arrangements regarding receivables, (iii) capital or finance leases, (iv) hedging swaps or similar exchange contracts or (iv) any security arrangements under or in connection with such agreements.

7.10.2	Annex 7.10.2 contains a list of all contracts concluded or assumed by each of the Companies which can or could still cause liabilities for the Companies (other than the lease agreements pursuant to Annexes 7.6.1 and 7.6.2, the Loan Agreements, the Security Agreements, and the Acquisition Agreement). No amendments or terminations to these contracts will be made without the Buyers’ prior written consent.

7.10.3	The Companies have not assumed any sureties (Bürgschaften), guarantees (Garantien) or similar obligations to secure any liabilities of the Seller, relatives of the Seller as defined in section 15 German Tax Code (Abgabenordnung) (“Relatives”), enterprises affiliated with the Seller or Relatives as defined in section 15 German Stock Corporation Law (Aktiengesetz – “AktG”) (“Group Enterprises”), or other third parties, and have not entered into any obligations mainly or exclusively in the interests of the Seller, Relatives, Group Enterprises or other third parties. Vice versa, no Seller, Relative or Group Enterprise has provided any security for the Companies or an Affiliated Enterprise.

7.10.4	Except for the Company 1 Promissory Note, the Company 2 Promissory Note and the agreements to be signed on the Closing Date pursuant to this Agreement, there are no contractual agreements in place between any of the Companies and the Seller, Relatives and/or Group Enterprises both as of the Signing Date and as of the Closing Date.

7.11	Insurance

Annex 7.11 contains a list of all insurance policies taken out by the Companies or for their benefit (for the avoidance of doubt: all of which shall be terminated upon Closing which shall be procured by the Seller, cf. Clause 3.4(a)(vi)). The Companies are not in arrears with any of their obligations under the insurance contracts; in particular, all insurance premiums owed by the Companies have been paid in time.

7.12	Legal Disputes

None of the Companies is a party – be it as plaintiff, defendant or otherwise – to any court or arbitration or public authority proceedings, except for the litigation by Company 2 mentioned in Clause 12.1. On the Signing Date, there are no indications that any further proceedings are imminent.

7.13	Miscellaneous

7.13.1	Annex 7.13.1 contains a list of all the Companies’ bank accounts and of the powers to draw on the respective accounts.

7.13.2	Annex 7.13.2 contains a list of all powers of attorney granted by the Companies or its managing directors in their function as legal representatives of the Companies that are not entered in the respective commercial register for the Companies.

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8.	SUPPLEMENTARY PROVISIONS REGARDING THE WARRANTIES

8.1	The Warranties are given as per the Signing Date unless they refer expressly to another specific point in time. Warranties that are expressly made with reference to a specific point in time are given as per this point in time.

8.2	The Parties agree that none of the warranties or statements of the Seller contained in this Agreement constitutes a warranty of the condition of the goods sold (Garantie für die Beschaffenheit einer Sache) as defined in section 443 BGB or section 444 BGB or an agreement as to the condition of the goods sold (Beschaffenheitsvereinbarung) as defined in section 434 (1) BGB with regard to any of the assets or rights sold and transferred in accordance with this Agreement and the agreements referred to in this Agreement and none of such warranties or statements shall be interpreted as such. On this basis, the Parties agree that section 444 BGB does not apply to any warranty contained in this Agreement including any warranty that refers to the quality or condition of any items sold pursuant to this Agreement, however, for the avoidance of doubt it is hereby clarified that section 444 BGB shall always apply if the Seller has acted with fraudulent concealment (arglistiges Verschweigen).

8.3	The Buyers are not entitled to assert claims under Clauses 7 to 9 if they had knowledge of the facts or circumstances relating to the claim. Before conclusion of this Agreement the Buyers were given the opportunity to investigate the Companies and the commercial, financial and legal aspects of their business activities, in particular to review the documents and information disclosed in an electronic data room or in the Q&A process and listed in Annex 8.3 (hereinafter “Disclosed Documents”) and to inspect the Properties. Facts and circumstances described in, or that are evident or apparent from the Disclosed Documents and all matters visible during the physical inspections of the Properties shall be deemed to be known to the Buyers. The Buyers shall be deemed to have knowledge of the advisers involved in the investigation described in sentence 2. Apart from the above, section 442 BGB does not apply.

The Seller warrants that the Disclosed Documents were set up and put together with care in accordance with the standards of reasonable property management and as far as the Seller is aware, the Buyers have been provided with the information usually given in connection with a sale of shares in companies owning real property of the kind of the Properties and which the Buyers could expect in accordance with the common opinion. The Seller is not aware that the Disclosed Documents are incorrect.

8.4	To the extent that Warranties are given “to the Seller’s best knowledge” or in a way that the Seller is or is not aware of anything (i.e. Warranties that are knowledge qualified), the Seller is not liable if it does not have knowledge of the facts leading to the incorrectness of the respective Warranty. Only the knowledge of the following persons is attributed to the Seller:

8.4.1	Scott Hall and Kent Crittenden, both CNL Financial Group, Inc., as well as

8.4.2	Alexander Kraushaar, BlackRock, Frankfurt am Main.

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9.	LEGAL CONSEQUENCES IN CASE OF INCORRECT WARRANTIES

9.1	If one or more Warranties are incorrect, then the Buyers undertake to inform the Seller in writing of the actual or possible breach as soon as reasonably possible after gaining knowledge of it, together with a detailed description of the circumstances and, to the extent possible, the estimated value of the claim. The Buyers are in each case of a breach of a Warranty entitled to demand from the Seller that the warranted situation be restored (Naturalrestitution) within a reasonable period of time (usually within 2 months, if no shorter period is necessary given the actual circumstances) from timely notification of the Seller. If the Buyers demand provision of the warranted situation and this demand is not fully met within said period, or if provision of the warranted situation turns out to be impossible, or if the Seller refuses provision of the warranted situation for whatever reason, then the Buyers are entitled to demand from the Seller that damages (Schadensersatz), including damages from loss of rent (including ancillary costs), in accordance with §§ 249 et seq. BGB be paid instead. Claims for consequential damages (Folgeschäden), loss of profits (entgangener Gewinn) other than loss of rent (including ancillary costs), internal administration costs or overheads (Gemeinkosten), or claims or objections that the purchase price was calculated based on false assumptions are hereby excluded.

9.2	To the extent permitted by statute, section 377 HGB and section 203 BGB do not apply.

9.3	The liability of the Seller under this Clause 9 is excluded to the extent that the disadvantages to be compensated or the facts and circumstances forming the basis of the claim are taken into account in the Final Closing Date Accounts as a liability, depreciation, write-off allowance, provision or reserve or in the Annual Accounts, or have led to an adjustment of the Purchase Price according to Clause 6.1 in connection with Clause 6.2.

9.4	Save for any claims based on the incorrectness of Warranties under Clauses 7.1.1-7.1.5, 7.1.7-7.1.9, 7.4.1-7.4.3 and 7.5.1, the Buyers are entitled to raise claims against the Seller under this Clause 9 only to the extent that any such claim in the individual case exceeds EUR 10,000 (in words: Euro ten thousand) (de minimis), but then to the full extent.

The maximum aggregate liability of the Seller for all claims under this Clause 9, except for any claims based on the incorrectness of Warranties under Clauses 7.1.1-7.1.5, 7.1.7-7.1.9, 7.4.1-7.4.3 and 7.5.1, shall be limited to an amount equal to EUR [***] (in words: Euro [***]). In any case, the total amount of claims of the Buyers under or in connection with this Agreement shall be limited to an amount equal to [***].

9.5	The Buyers’ claims under this Clause 9 become time-barred [***] after the Closing Date, except as provided otherwise in the following. Claims based on the incorrectness of Warranties under Clauses 7.1 and 7.4 become time-barred [***] after the Closing Date.

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9.6	To the extent permitted by statute, the Warranties of the Seller and the remedies for any breach of a Warranty shall be governed exclusively and exhaustively by the provisions of Sections 8 and 9 of this Agreement. Any other rights or claims of the Buyers that relate to the condition (Beschaffenheit) or defects of the subject matter of purchase or the Companies or to incorrect or omitted statements of the Seller regarding the enterprise of the Companies and which are not provided for under this Clause 9, in particular statutory claims based on defects or compensation claims, any rights to remedial performance, claims based on breach of obligations (including the breach of pre-contractual obligations), rights of rescission, claims for frustration of contract in accordance with § 313 BGB are excluded. Clause 9.11 shall remain unaffected.

9.7	The Buyers shall waive and shall procure that each Company waives all claims it has or may have (other than for wilful behaviour (Vorsatz)) as at the Closing Date against any officers, directors or employees of the Seller or affiliates of the Seller in connection with the transactions contemplated by this Agreement. This clause is entered into for the benefit of such officers, directors and employees and shall be directly enforceable against the Buyers by each of them (echter Vertrag zu Gunsten Dritter).

9.8	For one and the same loss, claims may be asserted against the Seller only once, even if they are based on more than one breach of Warranty.

9.9	For the avoidance of doubt: § 254 BGB applies.

9.10	The Buyers agree that in the event that Seller settles any claims the Buyers or the Companies have against third parties and there are any additional indemnity claims against such third party, the Buyers shall ensure, to the extent permitted by law, that such claims against the third parties shall be promptly assigned to Seller.

9.11	If the Buyers or any of the Companies are subject to any third-party claims in connection with any breach of a Warranty, Buyers shall ensure that

9.11.1	they cooperate with Seller in the defence of such claims, and that Seller shall immediately be provided with a copy of the written claims or, absent written claims, with a written summary of the claims and all documents containing deadlines;

9.11.2	Seller shall be provided with an opportunity to defend on Seller’s own cost and expense such claims on behalf of Buyers or the Companies, to institute all appropriate proceedings, and to coordinate those defensive measures; and

9.11.3	the Buyers or the Companies shall not acknowledge liability for or settle, or approve the acknowledgment of liability or settlement of, any third-party claims without the prior written consent of Seller, if such acknowledgment of liability or settlement may result in liability of Seller under this Agreement.

9.12	Limitations of liability (Haftungsbeschraenkungen) of the Seller pursuant to this Agreement shall be excluded to the extent the Seller has acted willfully (vorsätzlich).

10.	TAXES

With regard to taxes, the provisions in Annex 10 apply.

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11.	WITHDRAWAL FROM THE AGREEMENT

11.1	If the Date of Condition Fulfilment or the Closing has not occurred within 3 (three) months from the Signing Date (“Long Stop Date”) the Buyers and the Seller shall be entitled to withdraw from this Agreement, unless the withdrawing Party has culpably caused that the relevant Closing Condition has not been fulfilled or the relevant Closing action has not been performed by the Long Stop Date. If one of the Parties withdraws and the other Party has culpably caused that that the relevant Closing Condition has not been fulfilled or the relevant Closing action has not been performed by the Long Stop Date, the other Party shall pay to the withdrawing Party damages in accordance with the statutory provisions.

11.2	The Buyers and the Seller are further entitled to withdraw from this Agreement if a Material Adverse Change occurs by the Closing Date, it being understood that a Party shall not be entitled to exercise this withdrawal right if such Party has culpably caused the Material Adverse Change. “Material Adverse Change” is any event or change that, individually or together with any other event or change, may have a material adverse effect on the business, assets, liabilities, state of affairs or the financial or income situation or earning prospects of any of the Companies due to the following:

(a)	any event causing a major damage to the assets of the Companies, in particular to any of the Properties which value exceeds an amount equal to 30% of the net asset value of any Property or such damage has led or will lead to a decrease of the rental income of any Property by at least 20% for a period reasonably expected to exceed 3 (three) months;

(b)	any of the Loan Agreements becoming repayable prematurely until the Closing Date; or

(c)	any of the Companies has filed for insolvency or would be obliged to file for insolvency or insolvency proceedings were rejected in respect of any of the Companies due to lack of assets.

Each Party shall notify the other Party of the occurrence of a Material Adverse Change without undue delay, however, at the latest on the fifth (5th) Business Day after discovery of such occurrence. The notification shall include all necessary and appropriate information relating to the Material Adverse Change. In case of a withdrawal in accordance with this Clause 11.2, the Parties shall not owe any damages to each other unless the Material Adverse Change has been culpably caused by the other Party.

11.3	If the Buyers fail to pay the Preliminary Purchase Price in full when due Seller shall, further to written notification without effect within ten (10) Business Days, have the right to withdraw from this Agreement. The consequences of payment default shall be governed by the provisions of the BGB.

11.4	Withdrawal from this Agreement shall be declared within three (3) weeks after knowledge has been gained of the circumstances justifying the withdrawal or, in the case of Clause 11.2, after receipt of the notification in accordance with Clause 11.2 last paragraph.

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12.	ACQUISITION RETAINER, ONGOING LITIGATION AND DEFECTS

12.1	The Buyers are aware that Company 2 still retains a purchase price retainer on a joint bank account at BLB in the aggregate amount of about EUR 300,000 (the “Acquisition Retainer”) against the former owners of the Properties 2, REPCO 8 S.A., REPCO 15 S.A., REPCO 14 S.A. and REPCO 2 S.A., (together “REPCO”) who sold the Properties to Company 2 pursuant to sale and purchase agreement dated 3 August 2012 (notarial deed no. 682/2012 O of notary Stefan Obermann with seat of business in Frankfurt am Main; the “Acquisition Agreement”).

Litigation is currently pending at the Regional Court (Landgericht) of Frankfurt am Main pursuant to which REPCO claims from Company 2 the release of the Acquisition Retainer in an amount of EUR 275,000 plus interest. Company 2 is refusing to pay out the retainer and claims that it is entitled to keep the retainer to cover certain costs for the removal of defects at Property 2c (Worms).

12.2	The Parties agree that any liability to pay out the Acquisition Retainer, any liability in connection with the ongoing litigation (e.g. lawyer and court fees) and the existence of the Acquisition Retainer including the technical defects relating to thereto shall be irrelevant for the calculation of the Purchase Price.

12.3	The Parties shall procure that Company 2 agrees and grants the Seller power of attorney to continue the ongoing litigation with REPCO, to put forward a counterclaim (Widerklage) or file a suit against REPCO (e.g. in relation to a consent of REPCO to pay out amounts from the joint bank account to Company 2 or claims for damages of Company 2), to lead any settlement negotiations with REPCO and/or to conclude a settlement agreement with REPCO concerning the Acquisition Retainer and the defects at Property 2c (Worms) at the Seller’s free discretion even after Closing. The power of attorney shall also comprise any agreement with BLB on the terms of the escrow account. If so requested by the Seller, Company 2 will issue such power of attorney also in a separated deed.

12.4	The Seller is obliged to fully indemnify Company 2 from and against any and all liabilities (in particular any and all court and legal fees), in connection with the Acquisition Retainer, the use of the power of attorney pursuant to Clause 12.3 and the ongoing and/or any subsequent litigation of Company 2 against REPCO in connection with the Acquisition Retainer and the defects at Property 2c (Worms) to the extent such liabilities have not been recovered from REPCO, and in particular pay out to REPCO on behalf of Company 2 the Acquisition Retainer if, when and to the extent so required.

12.5	If and to the extent that, pursuant to a final and binding court ruling or settlement agreement with REPCO, Company 2 is entitled to any damages to be paid by REPCO to the Company 2 and to eventually keep or receive the Acquisition Retainer or partial amounts of the Acquisition Retainer, the Seller shall be entitled to these funds and Buyers will procure that Company 2 will pay to the Seller any such funds received by Company 2 or instruct payment to the Seller from the joint bank account and damages received from REPCO and/or, at the request of the Seller, assign any such claims against REPCO to the Seller.

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13.	MERGER CONTROL

13.1	The Seller hereby confirms that the relevant turn-over of the Companies in the past full business year was below EUR 5,000,000 (per Company and in total).

13.2	The Parties therefore agree that the transfer of the Sold Shares is not subject to merger control clearance by or any form of notification procedure with the competent merger control authority.

14.	TRANSFER OF THE ENTERPRISE AND CONTINUATION OF THE BUSINESS NAME

14.1	The Seller shall ensure that, until the transfer of the Sold Shares becomes effective, the business operations of the Companies will be carried on in substantially the same manner as before, and that transactions and/or measures that may affect the substance of the enterprise of the Companies and/or change the basis for the acquisition will only be entered into with the prior consent of the Buyers. The following transactions and/or measures are, in particular, deemed to be such transactions or measures:

(a)	Substantial amendments to the Company 1 Articles of Association or the Company 2 Articles of Association;

(b)	conclusion of contracts that lead to a substantial restructuring of any of the Companies;

(c)	conclusion of any agreement that would permit the Seller or a third party to control any of the Companies or to oblige it to transfer its profits to the Seller or any third party;

(d)	conclusion of contracts that create contractual relationships with continuing obligations (Dauerschuldverhältnisse) of considerable importance;

(e)	conclusion of (i) short- or long-term financing agreements, (ii) factoring, sale or equivalent arrangements regarding receivables, (iii) capital or finance leases, (iv) hedgings swaps or similar exchange contracts or (iv) any security arrangements under or in connection with such agreements;

(f)	conclusion of contracts on (i) the sale and/or transfer of any of the Properties and/or (ii) the acquisition of real estate;

(g)	conclusion, amendment to or termination of any of any lease agreement pertaining to any Property.

14.2	The Parties shall provide each other with all information, and participate in any transactions and legal acts, required to implement this Agreement. In particular, on the Closing Date the Seller shall hand over to the Buyers all originals of lease agreements and supplements thereto as well as the originals of any rent securities and within 10 Business Days after the Closing Date all business papers and records belonging to the Companies’ business enterprise and the Properties, in particular the documents listed in Annex 14.2, and provide after the Closing Date full information to the Buyers concerning any matters of the Companies that occurred prior to the Closing Date on request.

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14.3	To the extent that

14.3.1	development contributions under section 127 para. 1 of the Federal Building Code (BauGB), charges under section 127 para. 4 of the Federal Building Code, or road and development charges, including reimbursement claims under the Municipal Charges Act (KAG) and relevant local by-laws, as well as any connecting costs charged by public utilities for the Properties being connected to public supply mains, sewage pipes or similar facilities and charges due under nature conservation laws in accordance with section 135a et seq. of the Federal Building Code or

14.3.2	any fees (Gebühren etc.) pursuant to statutory public law provisions (e.g. building permit fees)

pertaining to any Property are not accounted for in the calculation of the Purchase Price, the Seller shall reimburse the respective Company immediately if and when such development contributions, charges or fees are levied, but only if and to the extent and provided that the relevant measures underlying such contributions, charges or fees have been carried out prior to the Closing Date and that such cost and fees have not been taken into account for the calculation of the Purchase Price.

14.4	The Seller shall ensure that, prior to the Closing Date, each Company instructs the service provider Vistra Luxembourg S.à r.l., 15, rue Edward Steichen, 4th Floor, L-2540 Luxembourg, to prepare the Companies’ annual accounts (each consisting of the balance sheet, the profit and loss account and the notes) for the financial year 2014 in compliance with Luxembourg GAAP and consistent with accounting practice since formation of the Companies. The costs for such services shall be shown as Liabilities in the Final Closing Date Accounts, and if or to the extent this has not been the case, for whatever reason, the Seller shall indemnify or reimburse such costs to the relevant Company(ies) when they become due for payment. Any such indemnification/reimbursement payment shall be considered a reduction of the Purchase Price.

The Seller shall not assert any claims against the managers of the Companies appointed as from the Closing Date in connection with the establishment of the annual accounts 2014 to the extent the annual accounts 2014 have been made and established in agreement with the Seller.

The Buyers shall procure that neither the managers of the Companies appointed as from the Closing Date nor the Companies shall make any claims against the Seller in connection with the contents of the annual accounts 2014, save of (i) any claims the Buyers may have under this Agreement and (ii) any statutory claims of the Buyers for fraud which remain unaffected.

14.5	The Parties are aware of the letter dated 26 November 2014 by the tenant Lidl Vertriebs GmbH & Co. KG to Estama GmbH pursuant to which the tenant complained about certain defects of Property 2b (Bremerhaven) (the “Defects Bremerhaven”) and demanded removal of such defects by 15 February 2015. In the light of this letter, the following is agreed:

14.5.1	The Seller shall ensure that, prior to the Closing Date, Company 2 instructs a qualified expert/qualified contractor(s) to analyze the defects complained

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about by the tenant in said notice, and if so required, instruct any and all works required to remove such defects if and to the extent so required under the relevant lease agreement with this tenant or statutory law. To the extent not settled until the Closing Date, the costs for such analysis and, if so required, removal of defects shall be shown as Liabilities in the Final Closing Date Accounts, and if or to the extent this has not been the case, for whatever reason, the Seller shall indemnify or reimburse such costs to Company 2 when they become due for payment. Any such indemnification/reimbursement payment shall be considered a reduction of the Purchase Price.

14.5.2	The Seller shall indemnify Company 2 and the Buyers from any and all damages caused by Company 2 through not removing the defects in a timely manner, e.g. in particular rent reductions (Minderungen) or damages claims (Schadensersatzansprüche) of the tenant.

14.5.3	The Parties shall ensure that, as from Closing and if so requested by the Seller, Company 2 grants a power of attorney to the Seller (or an adviser appointed by the Seller) in a separate document to resolve this entire matter (e.g. conclude agreements with contractors, reach a settlement with the tenant etc.) to the satisfaction of the tenant. The Seller shall make careful use of such power of attorney, discuss any measures with Company 2 and Buyers in good faith, and fully indemnify and hold harmless Company 2 from and against any liabilities and damages caused by Seller making use of such power of attorney.

14.5.4	If the Seller does not present to the Buyers until three (3) Business Days prior to the Closing Date a written confirmation of an expert (Sachverständiger) or of Lidl Vertriebs GmbH & Co. KG that the Defects Bremerhaven and the cause for the Defects Bremerhaven have been removed (such declaration the “Bremerhaven Declaration”), the Buyers are entitled to retain a partial amount of EUR 100.000 (Euro one hundred thousand) out of the Preliminary Purchase Price for any claims against the Seller under this Clause 14.5. The retained amount shall immediately be paid to the Seller without undue delay as soon as (i) the Buyers have received the Bremerhaven Declaration and (ii) no other claims of the Buyers against the Seller under this Clause 14.5 remain unsatisfied.

14.5.5	If the Buyers have not received the Bremerhaven Declaration by the end of a six (6) months period from Closing, the Seller shall not longer be entitled or obliged to perform the works required to remove the Defects Bremerhaven and the cause for the Defects Bremerhaven, but the Buyer shall be entitled to instruct Company 2 to commission the required works. Any costs for such works shall be set-off against the amount retained pursuant to Clause 14.5.4, and any remainder of the retained amount (if any) shall be paid out the Seller without undue delay once (i) all said costs are paid and (ii) no other claims of the Buyers against the Seller under this Clause 14.5 remain unsatisfied.

14.5.6	For the avoidance of doubt: If the retained amount pursuant to Clause 14.5.4 is insufficient to cover all claims of the Buyers against the Seller under this Clause 14.5 the Seller remain liable for the excess amount (i.e. the retained amount is a collateral, but no liability cap).

14.5.7	The Buyers shall not be entitled to set-off any other claims under or in connection with this Agreement (i.e. other than claims pursuant to this Clause 14.5) against the Seller’s claim for payment of the retained amount pursuant to this Clause 14.5.4.

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15.	CONFIDENTIALITY AND PROVIDING INFORMATION TO THIRD PARTIES

15.1	The Seller and the Buyers shall, without limitation in time, keep secret any confidential matters of the Companies. Confidential matters of the Companies are any matters regarding which the Companies has a legitimate interest in secrecy and in relation to which no statutory disclosure obligations exist.

15.2	The Parties shall keep secret the contents of this Agreement to the extent that no statutory disclosure obligations exist or the respective other Party has not consented to the disclosure. Sentence 1 does not apply

(a)	to the extent that disclosure is necessary (also vis-à-vis third parties with which no corporate and/or employment relationship exists) to have examined the existence of claims out of or in connection with this Agreement;

(b)	vis-à-vis the auditors or auditing companies, or other advisers with a professional or equivalent voluntary obligation of secrecy, retained by the Companies or the Parties;

(c)	vis-à-vis the credit institutions financing the acquisition of the Companies;

(d)	vis-à-vis the investors and direct and indirect shareholders of the Buyers or the Seller or Global Income Trust, Inc., any legal successor of Global Income Trust, Inc., or to any other entity, fund or REIT managed or controlled by or affiliated with CNL Financial Group;

(e)	if and to the extent a disclosure of Confidential Information is required by law, regulation or order of any competent public authority or regulatory authority (including filings required by the SEC/requirements of Form 8-K).

The Parties shall also keep secret any information they have received about each other and about the enterprises affiliated with the respective other Party as defined in section 15 AktG since they have started talks about the acquisition of the Sold Shares, to the extent that such information is not known or available to the public, or the respective other Party has not consented to the disclosure of the information.

16.	NOTICES

16.1	Unless provided otherwise in this Agreement, all declarations of the Parties under this Agreement that require receipt by the respective other Party shall be made by registered mail with recorded delivery; they should at the same time be sent by telefax or email. The date of the postmark is relevant for the adherence to the time-limit.

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16.2	The Parties appoint as authorised agent for the receipt of all declarations that require receipt by the respective other Party:

Seller:

Vistra (Luxembourg) S.à r.l.

15, Rue Edward Steichen, 4th Floor

L-2540 Luxembourg

Fax No: +352 42 64 43

For the attention of Virginia Strelen

copy to

Global Income Trust, Inc.

450 S Orange Avenue

Orlando, FL 32801, USA

Fax No: +1 407 650 1170

For the attention of the Chief Financial Officer

copy to:

Heinrich Schirmer

CMS Hasche Sigle

Barckhausstrasse 12-16

60325 Frankfurt am Main, Germany

Fax: + 49 69 71701 40410

and the Buyers appoint

Pramerica Real Estate Investors (Luxembourg) S.A.

For the attention of: Mr Rüdiger Schwarz

2, Boulevard de la Foire

L-1528 Luxembourg

Grand-Duché de Luxembourg

Fax: +352 27 62 34 19

copy to:

Christian Keilich, Henning Aufderhaar

Clifford Chance Deutschland LLP

Mainzer Landstrasse 46

60325 Frankfurt am Main, Germany

Fax: +49 69 7199 4000

16.3	Each Party may at any time appoint one or more other authorised agents for the receipt and/or service of declarations and/or documents served and/or communicate other addresses to the respective other Party. However, for each Party at least one authorised agent for the service of documents shall be appointed who is resident in Luxembourg, and a written power-of-attorney shall be delivered to this agent.

17.	RESTRICTIONS ON TRANSFER

Claims and other rights out of or in connection with this Agreement can only be transferred with the prior consent of the respective other Party. To the extent that the transfer cannot be excluded validly, the Parties are obligated not to transfer the respective

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right without the prior consent of the respective other Party. Consent is not required with regard to transfers from the Parties to enterprises affiliated with it as defined in section 15 et seq. AktG or to credit institutions financing the acquisition of the Companies and, in case of the Seller, to any legal successor of Global Income Trust, Inc., or to any other entity, fund or REIT managed or controlled by or affiliated with CNL Financial Group.

18.	COSTS AND TRANSFER TAXES

The costs of conclusion, as well as the other transfer costs that result from the conclusion and implementation of this Agreement, including any possible transfer taxes, shall be borne by the Buyers. The costs of an expert opinion that may become necessary under Clause 6.1(e) shall be borne by the Parties in the inverse proportion to the extent to which the Expert decides in favour of such Party; to the extent that the auditing firm preparing the binding expert opinion requests advance payments towards costs, the Parties are mutually obliged to bear these in equal parts. For the remainder, each Party shall bear its own costs, including the costs of its advisors.

The costs for the preparation of the Closing Date Accounts in accordance with Clause 6.1(a) and the costs of the Companies Auditor in accordance with Clause 6.1(b) shall be borne by the Seller in the amount of 50% and by the Buyers in the amount of 50%.

19.	FINAL PROVISIONS AND SECURITY

19.1	This Agreement and contains the entire agreement reached between the Parties on the subject of this Agreement. There are no side agreements.

19.2	Amendments and supplements to this Agreement as well as the waiver of any rights under this Agreement shall be in written form in order to be valid unless a stricter form is required. This also applies to any amendment to, or cancellation of, the written form clause.

19.3	All disputes between the Parties arising out of or in connection with this Agreement or regarding its validity are finally decided by an arbitration tribunal comprising three (3) persons in accordance with the Arbitration Rules of the German Institution for Arbitration (Deutsche Institution für Schiedsgerichtsbarkeit e.V.) without recourse to the ordinary courts. The place for arbitration proceedings is Frankfurt am Main. The language for arbitration proceedings is English.

19.4	The place of exclusive jurisdiction for all judicial acts relating to arbitration proceedings in accordance with section 1062 para 1 no 1 to 4 Civil Procedure Code (Zivilpro-zessordnung) is Frankfurt am Main, Germany.

19.5	If the Buyers (or one of them) file(s) for arbitration in accordance with Clauses 19.3 / 19.4 above within 15 months after the Closing Date concerning a claim of the Buyers under this Agreement, including for breach of a Warranty or a claim under Annex 10, the following shall apply:

19.5.1	The Parties shall instruct the Companies

(a)	not to make any further payments to the Seller and/or its Affiliates concerning distribution of profits or interest under the then existing

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shareholder or intercompany loans, and the Sellers shall not be entitled to such payments, up to the amount of the claim filed by the Buyer(s) for arbitration or any lower amount specified by the Buyer(s),

(b)	to keep such amount in escrow as a collateral for the claim raised by the Buyer(s), and

(c)	only to pay out such amount to the Buyer(s) and/or Seller, as the case may be, in accordance with any final decision of the arbitration tribunal or final settlement of the arbitration proceedings.

19.5.2	If and to the extent that the filing by the Buyer(s) for arbitration proves to be unjustified pursuant to the final decision of the arbitration tribunal, the respective Buyer(s) shall pay damages to the Seller including interest in the amount of 8% p.a. on the amount payable to the Seller pursuant to Clause 19.5.1(c). The interest shall be owed on an p.a. basis on the amount payable to the Seller pursuant to Clause 19.5.1(c) as from the day the respective money could have been paid out to the Seller had the Buyer(s) not filed for arbitration until the day of payment by the Company to the Seller. Payment of interest shall be due together with the payment by the Company to the Seller pursuant to Clause 19.5.1(c).

19.5.3	The Seller shall ensure that, if the Buyers (or one of them) file(s) for arbitration in accordance with Clauses 19.3 / 19.4 and until a final decision of the arbitration tribunal has been made or the arbitration proceedings have been finally settled, none of the shareholder or intercompany loans of the Seller and/or its Affiliates are being terminated by the Seller and/or it Affiliates. This is to ensure that the interest of such loans is available to the Buyers under Clause 19.5.1. If sentence 1 is not observed, the Parties shall instruct the Companies to not make any repayments of principal to the respective lender until a final decision of the arbitration tribunal has been made or the arbitration proceedings have been finally settled, and the Seller shall indemnify the Companies against any claims of the Seller’s respective Affiliate for earlier repayment.

19.6	In addition to the security provided under Clause 19.5, the Seller shall provide the following security to the Buyers on the Closing Date:

19.6.1	The Seller shall pledge its shares in the Companies not sold to the Buyers in accordance to Clause 3.4(e) and provide the guarantee of Global Income Trust, Inc. in accordance with Clause 3.4(a)(iv).

This security shall secure all claims of the Sellers under this Agreement, including for breach of a Warranty or a claim under Annex 10, and shall be limited in time until expiration of a period of 15 months after the Closing Date.

Global Income Trust, Inc. may, at any time and at its option, release itself from its guarantee obligations under the guarantee in accordance with Clause 3.4(a)(iv) if a corresponding guarantee by CNL Financial Group, LLC will be provided to the Sellers instead.

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19.6.2	Following the expiration of a period of 15 months after the Closing Date, the share pledge in accordance with Clause 3.4(e) shall secure no other claims of the Buyers than claims under Annex 10 and claims based on the incorrectness of Warranties under Clauses 7.1 and 7.4 only. The share pledge shall be released after and limited in time until expiration of a period of 5 years after the Closing Date.

19.7	This Agreement is governed by German law and is to be interpreted exclusively consistent with the laws and usage of terminology of German law.

19.8	Should a provision of this Agreement be or become null and void as a whole or in part, or should a gap in this Agreement become evident, this shall not affect the validity of the remaining provisions. In such case, such valid and practicable regulation shall be agreed that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of entering into this Agreement. If the nullity of a provision is due to a degree of performance or time (period or deadline) laid down in this provision, then the provision shall be agreed with a legally permissible degree that comes closest to the original degree. It is the express intention of the Par-ties that this severability clause shall not merely reverse the burden of proof but that section 139 BGB is contracted out as a whole, which means that this Agreement is upheld despite there being a void provision or a gap

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURE PAGE TO THE SHARE PURCHASE AGREEMENT REGARDING 94.9% OF THE SHARES IN GIT GIESSEN S.À R.L. AND GIT WORMS S.À R.L.

Luxembourg, 29 December 2014

GIT International Holding S.à.r.l.

/s/ Scott Hall		/s/ Virginia Shelen
Name:	Scott Hall	Name:	Virginia Shelen
Function:	Manager A	Function:	Manager B

German Retail Income 4 S.à.r.l.

/s/ Natalie Naughton		/s/ Enrico Baldan
Name:	Natalie Naughton	Name:	Enrico Baldan
Function:	Manager	Function:	Manager
on behalf of Pramerica Luxembourg Corporate Directorship S.à.r.l.		on behalf of Pramerica Luxembourg Corporate Directorship S.à.r.l.

German Retail Income 2 S.à.r.l.

/s/ Natalie Naughton		/s/ Enrico Baldan
Name:	Natalie Naughton	Name:	Enrico Baldan
Function:	Manager	Function:	Manager
on behalf of Pramerica Luxembourg Corporate Directorship S.à.r.l.		on behalf of Pramerica Luxembourg Corporate Directorship S.à.r.l.

Confidential Treatment Requested by Global Income Trust, Inc.

Execution Version

FOR ACKNOWLEDGEMENT AND ACCEPTANCE

By signing hereunder for acceptance, the Companies acknowledge and accept the existence of this Agreement and the transfer of the Sold Shares for the purposes of article 190 of the Luxembourg law on commercial companies dated 10 August 1915, as amended and/or of article 1690 of the Luxembourg Civil Code, and take notice of the terms thereof.

By signing hereunder for acceptance, each Company acknowledges and accepts Clauses 3.4(b) through (v) and undertakes, upon Closing, to register (i) the transfer of the Sold Shares in the Company’s shareholders’ register, (ii) the relevant Buyers as the new holders of the Sold Shares and (iii) the transfer of the Sold Shares with the Luxembourg Trade and Companies Register for publication in the Luxembourg official gazette (Mémorial C, Recueil des Sociétés et Associations) as required under Luxembourg law.

By signing hereunder for acceptance, the Company further acknowledges and accepts the approval requirements as set forth in Clause 14.1.

Luxembourg, 29 December 2014

GIT Giessen S.à.r.l.

/s/ Scott Hall		/s/ Virginia Shelen
Name:	Scott Hall	Name:	Virginia Shelen
Function:	Manager A	Function:	Manager B

GIT Worms S.à.r.l.

/s/ Scott Hall		/s/ Virginia Shelen
Name:	Scott Hall	Name:	Virginia Shelen
Function:	Manager A	Function:	Manager B

Annex 1.1.2(a)

Loan agreement between Company 1 and UniCredit Bank AG, dated February 2, 2012 in the amount of EUR 2,200,000, together with the Security Agreement and Promissory Note, dated March 9, 2012 in an amount of EUR 1,000.

Intentionally omitted.

Annex 1.1.2(d)

Notice from Global Income, which states the repayment amount for the Company 1 Promissory Note calculated as per January 30, 2015.

Intentionally omitted.

Annex 1.1.2(e)

Letter whereby Global Growth LP has confirmed that it does not hold any other promissory note or similar instrument issued by Company 1.

Intentionally omitted.

Annex 1.1.3(a)

Land Register Excerpt to Property 1a. Company 1 is the sole owner of a real property in Gießen/Großen-Linden, Germany.

Intentionally omitted.

Annex 1.1.3(b)

Land Register Excerpt to Property 1b. Company 1 owns 50% of a real property in Gießen/Großen-Linden, Germany.

Intentionally omitted.

Annex 1.2.2(a)

Loan Agreement between Company 2 Bayerische Landesbank dated August 3, 2012 in the amount of EUR 8,682,000, together with the Security Agreement and Promissory Note.

Intentionally omitted.

Annex 1.2.2(d)

Notice from Global Income which states the repayment amount for the Company 2 Promissory Note calculated as per January 30, 2015.

Intentionally omitted.

Annex 1.2.3(a)

Land Register Excerpt to Property 2a. Company 2 is the owner of a real property in Hannover, Germany.

Intentionally omitted.

Annex 1.2.3(b)

Land Register Excerpt to Property 2b. Company 2 is the owner of a real property in Bremerhaven, Germany.

Intentionally omitted.

Annex 1.2.3(c)

Land Register Excerpt to Property 2c. Company 2 is the owner of a real property in Worms, Germany.

Intentionally omitted.

Annex 1.2.3(d)

Land Register Excerpt to Property 2d. Company 2 is the owner of a real property in Gütersloh, Germany.

Intentionally omitted.

Annex 3.1(a)

Written confirmation from UniCredit to Company 1.

Intentionally omitted.

Annex 3.1(b)

Written confirmation from BLB to Company 2.

Intentionally omitted.

Annex 3.4(a)(iv)

Guarantee from Global Income Trust, Inc.

Intentionally omitted.

Annex 3.4(a)(v)

Resignation Letters by current managers of Company 1 and Company 2.

Intentionally omitted.

Annex 3.4(c)

Form of Share Transfer and Assignment Agreement.

Intentionally omitted.

Annex 3.4(d)

Form of Shareholders’ Agreement.

Intentionally omitted.

Annex 3.4(e)

Form of Share Pledge Agreement.

Intentionally omitted.

Annex 3.4(f)

Form of Intercompany Loan Agreements.

Intentionally omitted.

Annex 3.4(iii)

Shareholders’ Resolutions.

Intentionally omitted.

Annex 3.7

Form of Closing Memorandum.

Intentionally omitted.

Annex 4.3

Definitions of Liabilities, Cash, Receivables, and Prepayments.

Intentionally omitted.

Annex 5.1

Pro Forma projected Balance Sheet of the Companies as of January 30, 2015.

Intentionally omitted.

Annex 7.1.1

Company 1 Articles of Association.

Intentionally omitted.

Annex 7.1.2

Company 2 Articles of Association.

Intentionally omitted.

Annex 7.1.6(a)

Current Commercial Register for Company 1.

Intentionally omitted.

Annex 7.1.6(b)

Current Commercial Register for Company 2.

Intentionally omitted.

Annex 7.4.1

Excerpt from the Register of Public Building Charges Property 1.

Intentionally omitted.

Annex 7.4.2

Excerpt from the Register of Public Building Charges Property 2.

Intentionally omitted.

Annex 7.5.1

Property defects.

Intentionally omitted.

Annex 7.6.1

Property 1 Exclusive leases with Company 1.

Intentionally omitted.

Annex 7.6.2

Property 2 Exclusive leases with Company 2.

Intentionally omitted.

Annex 7.6.4

Arrears of rent or ancillary costs.

Intentionally omitted.

Annex 7.6.6

Written challenges to the annual statement of ancillary costs for 2012/2013.

Intentionally omitted.

Annex 7.6.7

Collateral specified by lessees.

Intentionally omitted.

Annex 7.7.1

Environmental damage in any property.

Intentionally omitted.

Annex 7.10.2

List of contracts concluded or assumed by each of the Companies.

Intentionally omitted.

Annex 7.11

List of insurance policies.

Intentionally omitted.

Annex 7.13.1

List of bank accounts.

Intentionally omitted.

Annex 7.13.2

List of powers of attorney granted by the Companies or its managing directors.

Intentionally omitted.

Annex 8.3

Disclosed Documents reviewed by Buyers.

Intentionally omitted.

Annex 14.2

List of documents Seller shall deliver to the Buyers after the Closing.

Intentionally omitted.

ANNEX 10 - TAX

1.	The terms “Taxes” and “Tax” comprise all taxes in the meaning of section 3 German General Tax Code (Abgabenordnung) including tax deduction amounts, prepayments of taxes, tax liability amounts, tax ancillary payments and fines and equivalent taxes and similar items in other jurisdictions (in particular Luxembourg) imposed by any governmental authority (“Taxing Authority”).

2.	Tax Representations

The Seller represents to the Buyer that

2.1	all Tax returns, declarations and returns required to be filed by the Companies with any Taxing Authority that are due by the Closing Date have been timely and completely filed, or will be filed until the Closing Date, taking into consideration any extensions of filing deadlines granted; and

2.2	the Companies have timely paid or retained or paid over all Taxes due until the Closing Date in each case in full or will do so until the Closing Date; and

2.3	the Companies are not party to any judicial proceedings (“Rechtsbeheifsverfahren”) including Tax court proceedings against Tax assessments or other administrative acts; and

2.4	subject to Seller’s Knowledge, no investigation measures (“Ermittlungsverfahren”) relating to Taxes have been initiated against the Companies; and

2.5	subject to Seller’s Knowledge, the Companies do not have a permanent establishment or a permanent representative outside of the country in which the Target Companies are registered (in particular not in Germany); and

2.6	with respect to the Companies, no holding or watching periods according to Section 5 para. 3 German Real Estate Transfer Tax Act (GrEStG), Section 22 German Reorganisation Tax Act (UmwStG) or Section 6 para. 5 German Income Tax Act (EStG) that have commenced prior to the Closing Date are still relevant after the Closing Date.

3.	Tax Indemnification

3.1	The Seller will indemnify the Buyer against Tax payments of the Buyer and/or the Companies against any Tax or infringements of the Tax Representations as set out in 2. above (“Tax Disadvantage”) relating to the Companies and to tax periods before (and including) the Closing Date. However, the indemnification will be excluded if and to the extent:

3.1.1	The tax assessment affects Taxes is not based on facts for periods ending on or before the Closing Date. The term “periods” in this context (as well as in clause 3.6) does not mean “fiscal period” in the meaning of German tax law;

3.1.2	the total sum of the Tax Disadvantages does not exceed the total sum of the tax liabilities and reserves shown in the Final Closing Date Accounts for the respective Company;

3.1.3	(i) a Tax Disadvantage leads to a reduction of profit in another period (Phasenverschiebung) or (ii) a Tax Disadvantage is compensated by a corresponding lower tax basis of the affected Companies with any other Tax for the same period. This mechanism is universally applicable to all types of Taxes. Prospective compensations in the meaning of this mechanism for Tax Disadvantages shall only be considered at net present value (nominal amount of future compensation discounted at a rate of 5.5%).

3.2	In respect to potential correction of input VAT in the meaning of section 15a VAT Act arising after Closing compensation in the amount of 94.9% of such correction of input VAT has to be made by the Sellers to the Buyer, if (i) the input VAT adjustments relate to input VAT refunded before Closing and (ii) the correction is based on facts and circumstances given prior to the Closing Date.

3.3	The compensation for Tax Disadvantages or other compensations pursuant to this Clause 3 is paid to the Buyer or, if the Buyer so desires, to the respective Company. The payment is due ten (10) Business Days before the Company’s tax·debt falls due, but at the earliest thirty (30) Business Days afternotification of the Seller by the Buyer about the precise amount payable and the date on which it is due, to which verifiable documents and in particular a copy of the Tax assessment notice and a representation of the liabilities and reserves shown in the balance sheet, and other data relevant to the claim, are attached.

3.4	The Buyers’ claims pursuant to Clause 3 statute-barred - to the extent that they are based on a Tax assessment notice, Tax liability notice (Haftungsbescheid) or declaratory assessment notice (Feststellungsbescheid) - in each case six (6) months beginning with the unappealability of the respective notice (“formelle Bestandskraft”). Otherwise, they become statute-barred two (2) years after the claims arises. Prescription takes place irrespective of the Buyers knowledge of the claims.

3.5	Any claims and rights of the Buyer in relation to Taxes extending beyond the claims provided for in this Clause are excluded.

3.6	The Buyer must ensure that

3.6.1	the Seller is informed about the initiation of Tax audits by the Taxing Authorities for periods until the Closing Date, and that they are given the opportunity to participate in such audits and their procedures;

3.6.2	the Companies inform the Seller without undue delay, at the latest within ten (10) Business Days, of Tax assessments which could lead to claims against the Seller, attaching the relevant copies;

3.6.3	at the reasonable request and expense of the Seller, the Company lodges appeals against subsequent Tax demand notices which affect periods until the Closing Date and conduct reasonable legal disputes by taking into account the Sellers instructions;

3.6.4	the Companies will take any action reasonable and necessary to minimize Tax Disadvantages (e.g. by negotiations, legal remedies, legal disputes, etc.) based on the Sellers’ reasonable instruction. The Buyer ensures that the Seller receive all documents and further information necessary to exercise its rights;

3.6.5	the Companies make available to the Seller copies of all the documents which in the Buyers’ reasonable view are relevant to the Sellers’ rights and duties out of this Clause or for the Sellers’ own Tax interests, and inform the Seller about the progress in the production of the declarations, assessments and proceedings and all contacts with Taxing Authorities, and

3.6.6	the Company does not destroy any documents relevant for tax purposes either before all possible claims by the Buyer against the Seller pursuant to this Clause have become statute-barred, or before the expiry of the tax obligation to keep records.

3.7	The Buyer takes responsibility for the following payments to the Seller and for informing him without undue delay about the facts and circumstances connected with them:

3.7.1	If the Companies receive Tax reimbursements for periods up to and until the Closing Date, the Buyer must make a compensation payment to the Seller in the amount of 94.9% of such Tax reimbursement if and to the extent such Tax reimbursement exceeds all Tax receivables included or taken into account in the Closing Date Accounts.

3.7.2

If it turns out on the basis of a Tax assessment, in the course of the production of the Tax declaration or otherwise according to sensible business judgment that a Tax reserve which has been formed is higher than the actual requirement, the Buyer will reimburse the Seller for 94.9% of the amount of the difference.

3.7.3	The payment must be made without undue delay, at the latest on the thirtieth Business Day after the Buyer or the affected Company gain knowledge of the circumstances which lead to the payment obligation.

3.7.4	The Sellers claims under this Clause 3.7 become time-barred three months after the Buyer informed the Seller of the relevant claim of the Sellers have gained knowledge about claim otherwise.

3.8	Clause 9.2 and 9.4 applies accordingly to any claims under this Clause 3.